UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 7, 2011

CONSORTEUM HOLDINGS, INC.
(Exact name of registrant as specified in its chapter)

Nevada	000-53153	45-2671583
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Church Street, Suite 14 Los Gatos, California	95030
(Address of principal executive offices)	(Zip Code)

(408) 596-0297
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement

On October 4, 2011, Consorteum Holdings, Inc. (the “Company”) entered into an Acquisition Agreement (the “Agreement”) with Tarsin LTD, a company organized under the laws of the United Kingdom (“Seller”), whereby the Company purchased 100% of the issued and outstanding shares of Tarsin, Inc., a Nevada corporation (“Tarsin Subsidiary”), from Seller for a total of 100,000,000 shares of the Company’s common stock issued at a deemed issuance price of $0.12 per share.  Until such time as the Company has a market capitalization equal to or greater than $100,000,000, the shares received by Seller are entitled to anti-dilution protection for certain dilutive issuances, not including issuances to employees, consultants, lenders, or other goods or service providers.  Pursuant to the Agreement, Seller further agreed to, on or before December 30, 2011, grant to the Company an exclusive, royalty-free, worldwide perpetual license to use, distribute, and sell its Capsa Mobile Platform technology in consideration for $500,000 from the Company.  The Company is further obligated to provide or procure working capital to Tarsin Subsidiary as follows: (1) $750,000 no later than January 1, 2012, and (2) an additional $500,000 no later than June 1, 2012.  The Agreement contains customary representations, warranties and indemnification rights and obligations of the parties.  The description of the Agreement set forth above is qualified in its entirety by the full text of the Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by this reference.

There is no material relationship between the Company or its affiliates and any of the parties, other than with respect to the Agreement.

Section 2 – Financial Information
Item 2.01 Completion of Acquisition or Disposition of Assets

The information required by this Item is included in Item 1.01 and incorporated herein by reference.

Section 2 – Financial Information
Item 2.03 Creation of a Direct Financial Obligation

Pursuant to the Agreement described in Item 1.01 above, the Company is obligated to pay an additional $500,000 to Seller, on or before December 30, 2011, in exchange for Seller’s grant of a license of its Capsa Mobile Platform technology.

Pursuant to the Agreement described in Item 1.01 above, the Company is obligated to provide or procure working capital to Tarsin Subsidiary as follows: (1) $750,000 no later than January 1, 2012, and (2) an additional $500,000 no later than June 1, 2012.

Section 3 – Securities and Trading Markets
Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the Agreement described in Item 1.01 above, the Company issued 100,000,000 shares of its common stock to Tarsin LTD in exchange for 100% of the issued and outstanding common stock of Tarsin, Inc.  This transaction was exempt from the registration provisions of the Securities Act of 1933 (the “Act”) by virtue of Section 4(2) of the Act as a transaction by an issuer not involving any public offering.  The securities issued in this transaction were restricted securities as defined in Rule 144 of the Act.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

(a)           Financial Statements of Businesses Acquired.

The financial statements required to be filed under this Item 9 shall be filed by an amendment to this Form 8-K not later than 71 days after the date of this Current Report on Form 8-K is required to be filed.

(b)           Pro Forma Financial Information.

The pro forma financial information required to be filed under this Item 9 shall be filed by an amendment to this Form 8-K not later than 71 days after the date of this Current Report on Form 8-K is required to be filed.

(c)           Shell Company Transaction.

Not Applicable

(d)           Exhibits.

10.1	Acquisition Agreement with Tarsin LTD, dated October 4, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 7, 2011	CONSORTEUM HOLDINGS, INC.,
a Nevada corporation

/s/ Joseph R. Cellura
By: Joseph R. Cellura
Its: Chief Executive Officer